Exhibit 99.1

JBI, Inc. Responds to SEC Lawsuit

THOROLD, Ontario, January 4, 2012 (GLOBE NEWSWIRE) – JBI, Inc. (the "Company") (OTCQX: JBII) is profoundly disappointed by the erroneous allegations of fraud contained in the civil lawsuit filed by the Securities Exchange Commission (“SEC”) earlier today. The Company regrets that its attempts to negotiate settlement of this dispute failed, and, in consultation with its litigation counsel and Board of Directors, looks forward to vigorously defending itself in court, where the Company believes it will prevail on the merits.

The allegations in the complaint concern legacy accounting issues that have since been corrected. Among other things, since restating its financial statements, the Company has hired a new chief financial officer and engaged additional experienced accounting staff as well as a reputable independent audit firm.

Contrary to the allegations made by the SEC, the Company believes that its officers acted in good faith in valuing the media credits discussed in the complaint, based on the information available at the time. The Company further maintains that after learning of potential problems relating to these credits, it took appropriate steps in compliance with its obligations to shareholders and the public markets at large.

JBI, Inc. is acutely aware of its responsibility to its shareholders and values the trust shareholders put in the Company. The defense of this lawsuit will further demonstrate the Company’s commitment to transparency and ethical business practices.

The Company is proud of its recent successes and will continue to focus on building out its business growth plan with its corporate partners.

About JBI, Inc.
JBI, Inc. is a domestic green Oil and Gas company. JBI, Inc. developed a process that converts waste plastic into fuel (Plastic2Oil), without the need of further refinement. JBI, Inc. scaled a 1kg process to a 20MT commercial processor in less than 1 year. For further information please visit www.plastic2oil.com and review our SEC filings, including without limitation our Form 10-K, as amended, filed with the SEC on July 18, 2011.

Forward Looking Statements
This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K, filed on April 20, 2011, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT: JBI Inc.
Investor Relations
1-877-307-7067